Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2023 FIRST QUARTER

New York, NY, May 2, 2023 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2023.
Financial Highlights:1

Q1 2023 Consolidated Results
▪Q1 Revenue of $811 million, down 3.8%; above the guidance range of down mid-single digits
▪GAAP Operating loss of $49 million vs. GAAP Operating income of $12 million in Q1 2022
▪Consolidated Adjusted EBITDA of $93 million, above guidance range of $80 million to $90 million, compared to $145 million in Q1 2022
▪Cash Flows used for operating activities of $(94) million
▪Free Cash Flow of $(133) million in seasonally lowest Free Cash Flow quarter of the year

Q1 2023 Digital Audio Group Results
▪Digital Audio Group Revenue of $223 million up 4%
•Podcast Revenue of $77 million up 12%
•Digital Revenue excluding Podcast of $147 million up 1%
▪Segment Adjusted EBITDA of $54 million up 3%
•Digital Audio Group Adjusted EBITDA margin of 24.2%
Q1 2023 Multiplatform Group Results
▪Multiplatform Group Revenue of $529 million down 7%
▪Segment Adjusted EBITDA of $87 million down 35%
•Multiplatform Group Adjusted EBITDA margin of 16.5%

Continued Proactive Capital Structure Improvement Through Debt Paydown
▪Cash balance and total available liquidity2 of $188 million and $601 million, respectively, as of March 31, 2023
▪Repurchased $20 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $15 million in cash; expected to generate approximately $2 million of annualized interest savings
•As of March 31 2023, combined Notes repurchases of $350 million at a discount to par for $315 million cash; expected to generate approximately $30 million of annualized interest savings

Guidance
▪Q2 Consolidated Revenue expected to decline in the mid-single digits; Q2 Consolidated Revenue excluding the impact of Political expected to decline in the low-single digits
▪April Consolidated Revenue down approximately 5%
▪Q2 Consolidated Adjusted EBITDA3 expected to be $180 million to $200 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")3

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We are pleased to report that our first quarter 2023 results were a bit above the high end of our Adjusted EBITDA and Revenue guidance ranges – and that more importantly, while both the macroeconomic climate and the advertising marketplace remain uncertain, the audio and digital advertising markets appeared to be stronger in the quarter than we had initially anticipated,” said Bob Pittman, Chairman and CEO, iHeartMedia, Inc. “We expect that our second quarter Adjusted EBITDA, while below 2022 levels, will be approximately double what we generated in the first quarter, and this, in combination with our Q1 first quarter performance relative to guidance, gives us confidence that our Adjusted EBITDA results will continue to improve throughout 2023, and that we will be well positioned to build further in 2024 in terms of revenue growth, profitability, and Free Cash Flow generation.”

“We were pleased that we slightly exceeded our previously reported guidance for the quarter, with our consolidated revenues down 3.8% year-over-year compared to the guidance range we provided of down in the mid-single digits, and our Q1 Adjusted EBITDA of $93 million above the high end of the guidance range we provided,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “We remain committed to driving shareholder value, and while we can’t predict when the advertising marketplace will fully recover, we believe that our Multiplatform revenues will continue to recover and that our Digital Audio Group revenues will continue to grow throughout 2023. With the benefit of what are expected to be record levels of political spend in 2024, and the annualized impact of the cost reductions we have made over the past six months, in 2024 we expect to resume our growth trajectory that was interrupted by this period of recent advertising softness.”

Consolidated Results of Operations
First Quarter 2023 Consolidated Results
Our consolidated revenue decreased $32.2 million, or 3.8%, during the three months ended March 31, 2023 compared to the same period of 2022. Digital Audio revenue increased $9.2 million, or 4.3%, driven primarily by continuing increases in demand for digital advertising. Multiplatform revenue decreased $42.1 million, or 7.4%, primarily resulting from a decrease in broadcast advertising due to a more challenging macroeconomic environment. Audio & Media Services revenue increased $0.5 million primarily due to the continued growth in digital revenues, partially offset by a decrease in political revenue.
Consolidated direct operating expenses increased $14.1 million, or 4.3%, during the three months ended March 31, 2023 compared to the same period of 2022. The increase was primarily driven by higher variable content costs resulting from an increase in digital revenue, including profit sharing expenses, third-party digital costs, and production costs, as well as costs incurred in connection with executing on our cost saving initiatives.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $18.5 million, or 4.8%, during the three months ended March 31, 2023 compared to the same period of 2022. The increase in Consolidated SG&A expenses was driven primarily by higher share-based compensation and employee compensation, higher bad debt expense, as well as costs incurred in connection with executing on our cost reduction initiatives. These increases were partially offset by lower sales commissions.
Our consolidated GAAP Operating loss was $48.9 million compared to Operating income of $12.3 million in the first quarter of 2022, primarily resulting from a decrease in revenue due to a more challenging macroeconomic environment.
Adjusted EBITDA decreased to $93.4 million compared to $145.2 million in the prior-year period.
Cash used for operating activities was $(94.0) million, compared to $(52.2) million in the prior-year period, and Free Cash Flow was $(133.1) million, compared to $(74.8) million in the prior-year period primarily due to a decrease in broadcast radio revenue due to a more challenging macroeconomic environment, an increase in LIBOR borrowing rates, and timing of payments. These decreases were partially offset by a decrease in bonus payments in 2023 compared to 2022.

Business Segments: Results of Operations
First Quarter 2023 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		%
	2023	2022	Change
Revenue	$529,013	$571,160	(7.4)%
Operating expenses[1]	441,961	437,253	1.1%
Segment Adjusted EBITDA	$87,052	$133,907	(35.0)%
Segment Adjusted EBITDA margin	16.5%	23.4%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group decreased $(42.1) million, or (7.4)% YoY, primarily as a result of the challenging macroeconomic environment. Broadcast revenue declined $(32.0) million, or 7.7% YoY, driven by lower spot revenue. Networks declined $(9.6) million, or 8.2% YoY. Revenue from Sponsorship and Events decreased by $(1.0) million, or 3.0% YoY.

Operating expenses increased $4.7 million, or 1.1% YoY, driven primarily by higher content and production costs, partially offset by decreased sales commissions.

Segment Adjusted EBITDA Margin decreased YoY to 16.5% from 23.4%.

First Quarter 2023 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		%
	2023	2022	Change
Revenue	$223,396	$214,219	4.3%
Operating expenses[1]	169,277	161,711	4.7%
Segment Adjusted EBITDA	$54,119	$52,508	3.1%
Segment Adjusted EBITDA margin	24.2%	24.5%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $9.2 million, or 4.3% YoY, including Podcast revenue which increased by $8.3 million, or 12.1%, YoY, to $76.8 million, driven primarily by increased demand for podcast, and growth from Digital, excluding Podcast revenue, which grew $0.9 million, or 0.6%, YoY, to $146.6 million, driven by the increased demand for digital advertising.

Operating expenses increased $7.6 million, or 4.7% YoY, due to higher variable content and production costs primarily resulting from the development of new podcasts, higher third-party digital costs, and profit share expenses primarily resulting from higher revenue.

Segment Adjusted EBITDA Margin decreased YoY to 24.2% from 24.5%.

First Quarter 2023 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,		%
	2023	2022	Change
Revenue	$61,351	$60,857	0.8%
Operating expenses[1]	46,007	44,470	3.5%
Segment Adjusted EBITDA	$15,344	$16,387	(6.4)%
Segment Adjusted EBITDA margin	24.9%	26.9%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group increased $0.5 million, or 0.8% YoY, driven by continued growth in digital revenues, partially offset by a decrease in political revenue.

Operating expenses increased $1.5 million, or 3.5% YoY, primarily as a result of higher software costs.

Segment Adjusted EBITDA Margin decreased YoY to 24.9% from 26.9%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended March 31,
	2023	2022
Revenue	$811,239	$843,458
Operating income (loss)	$(48,862)	$12,335
Adjusted EBITDA[1]	$93,424	$145,218
Net loss	$(222,363)	$(48,739)
Cash used for operating activities[2]	$(93,983)	$(52,212)
Free cash flow[1,2]	$(133,148)	$(74,769)
Free cash flow including net proceeds from real estate sales[1,2]	$(133,148)	$(71,403)

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $101.8 million in the three months ended March 31, 2023, compared to $76.1 million in the three months ended March 31, 2022.

Certain prior period amounts have been reclassified to conform to the 2023 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of March 31, 2023, we had $187.9 million of cash on our balance sheet. For the three months ended March 31, 2023, cash used for operating activities was $94.0 million, cash used for investing activities was $38.4 million and cash used for financing activities was $15.9 million.
Capital expenditures for the three months ended March 31, 2023 were $39.2 million compared to $22.6 million in the three months ended March 31, 2022. Capital expenditures during the three months ended March 31, 2023 increased primarily due to the timing of real estate payments associated with the drastic reduction in our real estate footprint.

As of March 31, 2023, the Company had $5,395.5 million of total debt and $5,207.5 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended March 31, 2023, we repurchased $20.0 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $15.4 million in cash.
Cash balance and total available liquidity4 were $187.9 million and $601.2 million, respectively, as of December 31, 2022.

4 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,		%
	2023	2022	Change
Broadcast Radio	$383,238	$415,242	(7.7)%
Networks	107,954	117,558	(8.2)%
Sponsorship and Events	32,587	33,601	(3.0)%
Other	5,234	4,759	10.0%
Multiplatform Group[1]	529,013	571,160	(7.4)%
Digital ex. Podcast	146,585	145,675	0.6%
Podcast	76,811	68,544	12.1%
Digital Audio Group	223,396	214,219	4.3%
Audio & Media Services Group[1]	61,351	60,857	0.8%
Eliminations	(2,521)	(2,778)
Revenue, total[1]	$811,239	$843,458	(3.8)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 7.1% and 3.2% for the three months ended March 31, 2023 compared to the three months ended March 31, 2022, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 5.3% for the three months ended March 31, 2023 compared to the three months ended March 31, 2022. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 2, 2023, at 8:30 a.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and thousands of devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of the COVID-19 pandemic or other future public health crises; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,
	2023	2022
Revenue	$811,239	$843,458
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	344,620	330,524
Selling, general and administrative expenses (excludes depreciation and amortization)	402,801	384,344
Depreciation and amortization	108,512	114,051
Impairment charges	3,947	1,334
Other operating expense, net	221	870
Operating income (loss)	$(48,862)	$12,335
Depreciation and amortization	108,512	114,051
Impairment charges	3,947	1,334
Other operating expense, net	221	870
Share-based compensation expense	10,152	5,535
Restructuring expenses	19,454	11,093
Adjusted EBITDA[1]	$93,424	$145,218
Certain prior period amounts have been reclassified to conform to the 2023 presentation of financial information throughout the press release.
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2023	2022
Revenue	$811,239	$843,458
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	344,620	330,524
Selling, general and administrative expenses (excludes depreciation and amortization)	402,801	384,344
Depreciation and amortization	108,512	114,051
Impairment charges[1]	3,947	1,334
Other operating expense, net	221	870
Operating income (loss)	(48,862)	12,335
Interest expense, net	95,457	79,219
Loss on investments, net	(6,505)	(1,765)
Equity in earnings (loss) of nonconsolidated affiliates	40	(29)
Gain on extinguishment of debt	4,625	—
Other expense, net	(99)	(270)
Loss before income taxes	(146,258)	(68,948)
Income tax benefit (expense)	(76,105)	20,209
Net Loss	(222,363)	(48,739)
Less amount attributable to noncontrolling interest	(103)	(157)
Net Loss attributable to the Company	$(222,260)	$(48,582)
1As part of our operating expense-savings initiatives, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. During the three months ended March 31, 2023 and 2022, we recognized non-cash impairment charges of $3.9 million and $1.3 million, respectively, as a result of these cost-savings initiatives.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for March 31, 2023 and December 31, 2022:

(In millions)	March 31, 2023	December 31, 2022
Cash	$187.9	$336.2
Total Current Assets	1,271.3	1,472.8
Net Property, Plant and Equipment	674.4	694.8
Total Assets	8,035.2	8,335.9
Current Liabilities (excluding current portion of long-term debt)	656.2	831.2
Long-term Debt (including current portion of long-term debt)	5,395.5	5,414.2
Stockholders' Equity	471.9	684.5

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three months ended March 31, 2023 and 2022, and Net Debt as of March 31, 2023. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in earnings (loss) of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash used for operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2023 and net leverage guidance for December 31, 2023, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2023 and net debt as of December 31, 2023. Our Earnings Call on May 2, 2023 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2023	2022
Operating income (loss)	$(48,862)	$12,335
Depreciation and amortization	108,512	114,051
Impairment charges[1]	3,947	1,334
Other operating expense, net	221	870
Share-based compensation expense	10,152	5,535
Restructuring expenses	19,454	11,093
Adjusted EBITDA	$93,424	$145,218
1 As part of our operating expense-savings initiatives, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. During the three months ended March 31, 2023 and 2022, we recognized non-cash impairment charges of $3.9 million and $1.3 million, respectively, as a result of these cost-savings initiatives.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2023	2022
Net loss	$(222,363)	$(48,739)
Income tax (benefit) expense	76,105	(20,209)
Interest expense, net	95,457	79,219
Depreciation and amortization	108,512	114,051
EBITDA	$57,711	$124,322
Loss on investments, net	6,505	1,765
Gain on extinguishment of debt	(4,625)	—
Other expense, net	99	270
Equity in earnings (loss) of nonconsolidated affiliates	(40)	29
Impairment charges	3,947	1,334
Other operating expense, net	221	870
Share-based compensation expense	10,152	5,535
Restructuring expenses	19,454	11,093
Adjusted EBITDA	$93,424	$145,218

Reconciliation of Cash Used For Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended March 31,
	2023	2022
Cash used for operating activities	$(93,983)	$(52,212)
Purchases of property, plant and equipment	(39,165)	(22,557)
Free cash flow	(133,148)	(74,769)
Net proceeds from real estate sales[1]	—	3,366
Free cash flow including net proceeds from real estate sales	$(133,148)	$(71,403)
1 During the three months ended March 31, 2023 we had no real estate sales, while in March 31, 2022, we deployed capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended March 31,		% Change
	2023	2022
Consolidated revenue	$811,239	$843,458	(3.8)%
Excluding: Political revenue	(3,603)	(9,163)
Consolidated revenue, excluding political	$807,636	$834,295	(3.2)%

Multiplatform Group revenue	$529,013	$571,160	(7.4)%
Excluding: Political revenue	(3,485)	(5,665)
Multiplatform Group revenue, excluding political	$525,528	$565,495	(7.1)%

Digital Audio Group revenue	$223,396	$214,219	4.3%
Excluding: Political revenue	(500)	(1,275)
Digital Audio Group revenue, excluding political	$222,896	$212,944	4.7%

Audio & Media Group Services revenue	$61,351	$60,857	0.8%
Excluding: Political revenue	382	(2,223)
Audio & Media Services Group revenue, excluding political	$61,733	$58,634	5.3%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2023
Current portion of long-term debt	$525
Long-term debt	5,394,932
Total debt	$5,395,457
Less: Cash and cash equivalents	187,933
Net debt	$5,207,524

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2023
Revenue	$529,013	$223,396	$61,351	$—	$(2,521)	$811,239
Operating expenses(1)	441,961	169,277	46,007	63,091	(2,521)	717,815
Adjusted EBITDA	$87,052	$54,119	$15,344	$(63,091)	$—	$93,424
Adjusted EBITDA margin	16.5%	24.2%	24.9%			11.5%
Depreciation and amortization						(108,512)
Impairment charges						(3,947)
Other operating expense, net						(221)
Share-based compensation expense						(10,152)
Restructuring expenses						(19,454)
Operating loss						$(48,862)
Operating margin						(6.0)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2022
Revenue	$571,160	$214,219	$60,857	$—	$(2,778)	$843,458
Operating expenses(1)	437,253	161,711	44,470	57,584	(2,778)	698,240
Adjusted EBITDA	$133,907	$52,508	$16,387	$(57,584)	$—	$145,218
Adjusted EBITDA margin	23.4%	24.5%	26.9%			17.2%
Depreciation and amortization						(114,051)
Impairment charges						(1,334)
Other operating expense, net						(870)
Share-based compensation expense						(5,535)
Restructuring expenses						(11,093)
Operating income						$12,335
Operating margin						1.5%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.